Exhibit 5.2

[Sullivan & Cromwell LLP Letterhead]

February 8, 2012

Diageo plc,

Lakeside Drive, Park Royal,

London NW10 7HQ,

England.

Diageo Investment Corporation,

801 Main Avenue,

Norwalk, CT 06851,

United States.

Diageo Capital plc,

Edinburgh Park, 5 Lochside Way,

Edinburgh EH12 9DT,

Scotland.

Diageo Finance B.V.,

Molenwerf 10-12,

1014 BG Amsterdam,

The Netherlands.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) guaranteed debt securities (the “Guaranteed Debt Securities”) of Diageo Investment Corporation, a Delaware corporation (“DIC”), Diageo Capital plc, a public limited company incorporated under the laws of Scotland (“DC”), and Diageo Finance B.V., a private company with limited liability incorporated under the laws of The Netherlands (“DF”), unconditionally guaranteed (the “Guarantees”) as to the payment of principal, premium (if any) and interest, by Diageo plc, a public limited company incorporated under the laws of England and Wales (“Diageo”), (ii) debt securities of Diageo (the “Diageo Debt Securities”), (iii) debt and other warrants (the “Debt Warrants”), (iv) equity warrants, (v) purchase contracts (the “Purchase Contracts”), (vi) units (the “Units” and, together with the Guaranteed Debt Securities, the Diageo Debt Securities, the Debt Warrants and the Purchase Contracts, the “Securities”), (vii) preference shares and (viii) ordinary shares of Diageo, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1)           With respect to the Guaranteed Debt Securities and the Guarantees, when the Registration Statement has become effective under the Act, the terms of the Guaranteed Debt Securities and the Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture relating to the Guaranteed Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon DC, DF, DIC or Diageo, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DC, DF, DIC or Diageo, as applicable, the Guaranteed Debt Securities and the Guarantees have been duly executed and the Guaranteed Debt Securities have been duly authenticated in accordance with the applicable Indenture relating to the Guaranteed Debt Securities and issued and sold as contemplated in the Registration Statement, the Guaranteed Debt Securities and the Guarantees will constitute valid and legally binding obligations of DC, DF, DIC or Diageo, as applicable, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2)           With respect to the Diageo Debt Securities, when the Registration Statement has become effective under the Act, the Indenture relating to the Diageo Debt Securities has been duly authorized, executed and delivered, the terms of the Diageo Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating to the Diageo Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Diageo and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Diageo, the Diageo Debt Securities have been duly executed and authenticated in accordance with the Indenture relating to the Diageo Debt Securities and issued and sold as contemplated in the Registration Statement, the Diageo Debt Securities will constitute valid and legally binding obligations of Diageo, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3)           With respect to the Debt Warrants, when the Registration Statement has become effective under the Act, the warrant agreements relating to the Debt Warrants have been duly authorized, executed and delivered, the terms of the Debt Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Diageo and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Diageo, and the Debt Warrants have been duly executed in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, the Debt Warrants will constitute valid and legally binding obligations of Diageo, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4)           With respect to the Purchase Contracts, when the Registration Statement has become effective under the Act, the purchase contract agreements relating to the Purchase Contracts have been duly authorized, executed and delivered, the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Diageo and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Diageo, and the Purchase Contracts have been duly executed in accordance with the applicable purchase contract agreement and issued and sold as contemplated in the Registration Statement, the Purchase Contracts will constitute valid and legally binding obligations of Diageo, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5)           With respect to the Units, when the Registration Statement has become effective under the Act, the unit agreements relating to the Units have been duly authorized, executed and delivered, the terms of the Units and of any purchase contracts, warrants, debt securities, preference shares or ordinary shares comprising the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Diageo and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Diageo and the Units have been duly executed in accordance with the applicable unit agreement and issued and sold as contemplated in the Registration Statement, the Units will constitute valid and legally binding obligations of Diageo, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security or a Guarantee denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security or a Guarantee is denominated into United States dollars will depend upon various factors, including which court renders the judgment.  In the case of a Security or Guarantee denominated in a foreign currency or currency unit, a state court in the State of New York rendering a judgment on such Security or Guarantee would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency or currency unit in which the Security or Guarantee is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  For purposes of our opinion, we have assumed that (i) Diageo has been duly incorporated and is an existing public limited company under laws of England and Wales and (ii) the Indentures relating to the Guaranteed Debt Securities of DC, DF and DIC have been duly authorized, executed and delivered by Diageo insofar as the laws of England and Wales are concerned.  With respect to all matters of English law, we note that you are being provided with the opinion, dated the date hereof, of Slaughter and May, English counsel to Diageo.  For purposes of our opinion, we have also assumed that (i) DC has been duly incorporated and is an existing public limited company under the laws of Scotland and (ii) the Indenture relating to the Guaranteed Debt Securities of DC has been duly authorized, executed and delivered by DC insofar as the laws of Scotland are concerned.  With respect to all matters of Scottish law, we note that you are being provided with the opinion, dated the date hereof, of Morton Fraser LLP, Scottish counsel to Diageo and DC.  For purposes of our opinion, we have also assumed that (i) DF has been duly incorporated and is an existing private company with limited liability under the laws of The Netherlands and (ii) the Indenture relating to the Guaranteed Debt Securities of DF has been duly authorized, executed and delivered by DF insofar as the laws of The Netherlands are concerned.  With respect to all matters of Dutch law, we note that you are being provided with the opinion, dated the date hereof, of De Brauw Blackstone Westbroek London B.V., Dutch counsel to Diageo and DF.

Also, we have relied as to certain matters on information obtained from public officials, officers of DIC and Diageo and other sources believed by us to be responsible, and we have assumed that the Indentures relating to the Guaranteed Debt Securities of DC, DF and DIC have been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP